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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 6, 1998, with respect to the consolidated financial statements of FABRIK Communications, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Critical Path, Inc. for the registration of shares of its common stock.


                                          /s/  Ernst & Young LLP


Palo Alto, California
December 6, 1999